             ARTICLES OF ASSOCIATION OF A LIMITED LIABILITY COMPANY
                                    LAW 1995

                    PART I. - NAME, OBJECT, DURATION, ADDRESS

ARTICLE 1 - NAME

A Limited Liability  Company to be known as COMPANIA  PRODUCTORA DE ENERGIA PARA
CONSUMO  INTERNO,  S. L. (also  "COMPECIN"),  is hereby set up governed by these
Articles, the Limited Liability Company Act and other applicable provision.

ARTICLE 2 - OBJECT

The Object of the Company is:

a)   To buy, sell and mediate in all kinds of livestock and animal meat products
b)   To import/export  all kinds of livestock and animal meat products either as slaughterhouse waste or end products.
c)   To create and manage industrial abattoirs and related industries.
d)   To rear animal stock,  feed and slaughter  them in their own  facilities or elsewhere, for their consumption or for third parties.
e)   To buy, sell,  import and export  agricultural  and food products for human and animal consumption.
f)   To produce animal fodder in their own facilities or elsewhere for their own consumption and third parties.
g)   To plan,  develop,  carry out  construction  work,  renovate  and  preserve private as well as public buildings.
h)   To buy, sell, develop,  lease (not financial),  manage and construct rural, urban and industrial buildings as well as company housing.
i)   Financial, technical or commercial in all kinds of companies, rural as well as urban, industrial, shops, services and investments.
j)   To manage,  direct and administer  companies and properties;  letting their own or  third  parties  facilities,  machinery  and  tolls  and  buying  as appropriate.
k)   To buy and make use of all kinds of  transport to cover the  company's  and associates needs, directly or indirectly, as well as carrying out transport services of all kinds of goods for third parties.
l)   Any other activity directly related to the above.

Any  commercial  activity  related to the above could be carried out either as a wholesaler or retailer.

The  Company  may  carry  out the  activities  listed  above in whole or in part through shareholdings in other companies with the same or similar objects.

For those  activities  listed in the Company's  Object that may require official authorisation or inscription in an Official Register, the said requirements must be fulfilled before the start of the activities.

Activities that require a specific professional title, the Company must seek the services of a competent  person,  unless one or all of the shareholders  have or could obtain such professional title.

ARTICLE 3 - The Company  will be governed by this  Articles of  Association  and when no provision is contained therein, by the Limited Liability Company Act and complimentary provisions.

ARTICLE 4 - DURATION, COMMENCEMENT DATE, FINANCIAL YEAR END

The duration of the company is indefinite.
The Company shall commence trading on the date the deed is granted.
The closing date of the financial year shall be the 31st December of each year.

ARTICLE 5 - REGISTERED OFFICE

The Company's Registered Office is in Zaragoza, Avenida Academia General Militar
N(0)52. The Administrative Body may resolve to move the registered office within the same municipal boundaries.

                          PART II - REGISTERED CAPITAL

ARTICLE 6 - The registered capital is THREE THOUSAND AND TEN EUROS, divided into three  thousand and ten shares,  equal,  cumulative and  indivisible  with a par value of One Euro each,  numbered from One to Three  Thousand and Ten inclusive.
Shares are fully subscribed and paid up.

                                PART III - SHARES

ARTICLE 7 - Each share  confers upon its holder the  condition  of  shareholder, giving him the rights and  obligations  set out by Law, by this Articles and any company agreement dully adopted.

Shareholder  status  will be lost on  transfer  of  shares  or by  dismissal  or exclusion.

ARTICLE 8 - Company  share  transfers and rights in rem of pledge vested on them will be recorded in a public  document.  The  constitution  of any other type of right in rem different to that mentioned in the last paragraph shall be recorded in a public deed.

ARTICLE 9 - The Company  shall keep a Share  Register  containing  the  personal details of  shareholders,  shares  held and any  changes  arising.  It will also reflect  any stamp duty or charges  upon them.  The  shareholder  and holders of pledges or charges over the shares have a right to obtain a certificate of their shares  registered  in their  names.  However,  these  certificates  could never substitute the purchasing title deed.

ARTICLE  10  -  Shares  may  be   transferred   without   restriction  to  other
shareholders,  spouse, children or other relatives by acts inter vivos or mortis causa.  This also applies to shares  transferred  to companies  belonging to the same group as the transferor.

ARTICLE 11 -

1.- Any shareholder intending to transfer voluntarily by acts inter vivos to any person not  included  in the above  Article,  must give notice in writing to the
Administrative Body, stating the number of shares he wishes to sell, the name of the person or persons of the buyer or buyers, the sale price and any other terms of the transfer.

2.- The Administrative  Body shall notify the other shareholders  within 15 days after receiving the  communication  of the intended  transfer.  The shareholders could opt to buy the shares within 15 days following notification.

3.- After  this two  periods  have  elapsed,  and in any case 30 days  after the company receives the communication,  if no shareholder has exercise his right to buy the  preferential  shares or has  specifically  relinquish  his  right,  the transferor  will be free to transfer his shares  within the following two months
to  the  person,   at  the  price  and  under  the  conditions   stated  in  the
communication.

4.- If more than one  shareholder  is interested  in buying the shares  offered, allocation  between them shall be  proportionate to the number of shares held by each; if in order to keep the proportion, any of the shares were to be allocated pro indiviso to several  shareholders,  this could be avoided by allocating  the excess to the person  with the highest  quota and in the case of several  having the same it will be allocated by a draw. The  transferor  could not be forced to transfer by this method a lower number of shares that he intended to transfer.

5.-  Shareholders  wishing  to buy shares  offered,  they may do so at the price stated by the transferor to the company.  However, if they consider the price to be  excessive,  the sale  price  shall be set by the  Company  Auditor or by the person  appointed  voluntarily  by the  seller  and the  buyer.  If  there is no agreement,  the final  sale price  will be set by an  auditor  appointed  by the
Companies Register of the company's registered office district at the request of an interested  party. The auditor's fee will be paid by the Company.  If payment of the whole or part of the shares were to be deferred it will be  necessary  to previously obtain a banks warranty for the deferred payment.

6.- The  rules  set  above  will  also  apply  for  fixing  the  price of shares transferred onerously or free of charge.

7.- In the case of shares in public limited companies or partnerships their real value  will be that set by an  independent  expert  appointed  by the  Companies
Register.

ARTICLE  12 -  In  the  case  of  compulsory  transfer  of  company  shares  the shareholders  shall have a right to buy them  within 30 days of the notice  been given in the manner provided by law.

ARTICLE 13 - After  death of any of the  shareholders,  the heir or  beneficiary will have shareholder  status. If the heir or beneficiary is a person not listed in  Article  10,  the  remainder  shareholders  will  have a  right  to buy  the deceased's  shares at the value they had on the date of death which will be paid up in cash.  The value will be ruled by the  provisions set out in Law's Article
100 and the purchase shall be carried out within a maximum of 2 months from date of notice given in writing by the  beneficiaries  to the company.  The notice in writing is compulsory.

                            PART IV - COMPANY BODIES

ARTICLE 14 - GENERAL MEETING

CALLING: The General Meeting shall be convened by the Administrative Body or, in its case by the  Company's  liquidators.  The calling  notice  shall be sent out individually to each shareholder by recorded  delivery to the address  appearing in the Share  Register.  At least 15 days shall elapse between calling a General
Meeting and its planned date. The calling notice shall be signed by the Chairman of the Company's Board.

VENUE:  The General Meeting shall be held at the place and address  indicated in the notice.  If the notice does not  indicate the venue,  it will be  understood that the Meeting will be held at the Company's Registered Office.

UNIVERSAL  MEETING:  The  General  Meeting  shall be  quorate  to  transact  any business,  without  the need for a previous  call,  provided  that all the share capital is present or  represented  and all those present  unanimously  agree to hold the Meeting and accept the Agenda. The Universal Meeting may be held in any place within national territory.

ATTENDANCE AND REPRESENTATION:  The holder of one or more shares recorded in the
Shareholders  Register or those who have advised the company of shares  acquired before the Meeting is held, may be present at the General  Meeting.  Members may
be  represented  at  the  General  Meeting  by  another   shareholder,   spouse,
descendant,  other  relation  or a person who has power of  attorney  granted by notarised document with powers to administer all the assets that the represented shareholder might have in national territory.

BOARD OF THE GENERAL MEETING:  The Chairman and Secretary of the General Meeting
shall be appointed by the shareholders at the start of the Meeting. The Chairman shall be assisted by the Secretary.  The person appointed by the shareholders at the start of the Meeting will be the Secretary.  If the presence of a notary has been requested, he will form part of the board at the General Meeting.

ATTENDANCE  LIST:  before  beginning  the Agenda,  the  Secretary of the General
Meeting will make a list of those  present at the  meeting,  in which it will be shown the name of the  shareholders  present and of those  represented and their proxies,  as well as stating the corresponding  number of shares. If the list of attendees is not shown at the  beginning of the Minutes of the General  Meeting, it will be attached thereto by means of an annexe signed by the Secretary,  with the Chairman's countersignature.

GENERAL  MEETING  PROCEDURES:  Once the  Attendance  List has been drawn up, the
Chairman shall declare the General Meeting quorate,  if appropriate,  specifying whether  it may start to deal with all the  matters  included  on the  Agenda or otherwise  on which  matters  discuss and resolve.  The Chairman  shall refer to discussion the business included on the Agenda as they appear therein. Everybody with the  right to attend  may  intervene  in the  discussion  at least  once in connection  with each one of the points on the Agenda,  even though the Chairman of the General Meeting may lay down the order of contributions  and limit at any time the maximum duration of each of them. Once the Chairman  considers a matter sufficiently discussed, he shall put it to the vote.

ADOPTION OF  RESOLUTIONS:  The  resolutions  will be adopted by the  majority of valid votes provided that they represent one third of the votes corresponding to the shares into which the capital is divided. Blank votes will not be counted.

Removal of members  of the Board will  require  votes in favour of two thirds of the votes corresponding to the shares into which the capital is divided.

A favourable  vote of two thirds of the votes  corresponding  to the shares into which  the  capital  is  divided  will also be  required  for the  exclusion  of shareholders and also for resolutions relating to authorisation for directors to engage  on their  own or on  someone  else's  behalf  in the  same,  similar  or complementary kind of activity included in the Company's Object.

Notwithstanding  the foregoing  paragraphs,  votes in favour of 80% of the votes corresponding  to the shares  into which the share  capital is divided  shall be required for:

a)   Any modification of the Company's Object;  increases in share capital;  the issue  of  debentures  convertible  into  shares;  the  reduction  of share capital;  liquidation,  dissolution,  subdivision  or merger of the Company and, in general, any modification to the Articles of Association.

b)   Insofar  as  legally  possible,   resolutions  relating  to  situations  of
     insolvency of the Company.

c)   Resolutions concerning the no distribution of dividends.

d)   Increase or decrease the number of members of the Board.

e)   Resolution on the  appointment  and removal of auditors  when  appropriate, without prejudice to the statuary provisions.

With respect to decisions on the Company's  net profits,  it will be deemed that they are to be distributed,  where appropriate, every year between shareholders, subject  to  resolution  by  votes  against  of  80% of the  share  capital,  in accordance  always with the approved  balance  sheet and  complying at all times with the formalities to be made previously, in accordance with the law in force.

ARTICLE 15 - THE ADMINISTRATIVE BODY

The  General  Meeting  will  decided  on the way the way the  Company  should be managed,  in accordance  with the provisions set by law, by a Board of Directors made up by six directors.

The authority to appoint directors resides exclusively with the General Meeting.
Shareholder  status is not required to be appointed member of the Administrative
Body.

Alternate directors may be appointed in case one or more of the directors should resign for whatever reason.

The  representation  of the  Company,  in and out of  court,  is  vested  on the
Administrative  Body and should  extend to all acts  included  in the  Company's
Object.  The power of representation,  in and out of court,  should be vested on the Administrative body in the manner laid down by law.

The Administrative Body has authority in whatever matters refer to the Company's management,  representation  and  administration,  including all type of acts of disposition.

The Board of Directors shall appoint its Chairman and,  optionally,  one or more
Vice-Chairmen.  If  there  are  several  Vice-Chairmen  each of them  should  be numbered.  The priority of number should be determined by the order in which the
Vice-Chairmen shall deputise for the Chairman in cases of absence, incapacity or vacancy.

The Board of Directors  shall appoint a Secretary and,  optionally,  a Assistant
Secretary,  this  appointment  could fall on persons who are not  directors,  in which  case  they  will  have a right to speak  but not to vote.  The  Assistant
Secretary  shall  deputise for the Secretary in cases of absence,  incapacity or vacancy.

ARTICLE 16 - DUTIES OF THE BOARD OF DIRECTORS

Notice convening the Board of Directors:  The Board of Directors shall be called by the  Chairman  when he sees  fit,  or in the event of the  Chairman's  death, absence,  incapacity or inability,  by the  Vice-Chairman.  At least one meeting must be held every three months.  It will have to be  necessarily  called at the request of one of the  directors.  In the event of fourteen days having  elapsed from reception of the request,  without the Chairman  having called the meeting, the member of the board that made the requested shall call the meeting  himself.
The  calling  notice  shall  include  the  Agenda.  The notice  shall be sent by recorded  delivery letter to each one of the members of the Board at the address stated on the  Company's  Register at least 15 days prior to the date  scheduled for the  meeting.  No notice  will be  necessary  if all members of the Board of
Directors have been called at the previous meeting.

The Board  shall be  considered  quorate  without the need for notice if all its members,  present  or  represented,  unanimously  agree to hold the  meeting.  A written ballot outside a meeting shall be allowed only when no director  objects to this procedure.

Venue:  The  Board  of  Directors  shall  hold  its  meetings  at the  Company's
Registered  Office,  except  when any other  venue is  indicated  in the notice.
Notices  indicating a place  abroad  shall only be valid if no director  objects thereto.

Constitution  of the Board of Directors:  The Board of Director shall be validly constituted to discuss and resolve on any matter when the meeting is attended by five  members,  present  or  represented,  of the same which  fixed the  General
Meeting at the time,  although  said number has not been covered in its entirety or even  when  vacancies  have  subsequently  arisen.  Members  of the  Board of
Directors  may only  appoint  another  member  of the Board to  represent  them.
Representation  will  have  to be  granted  in  writing  and  for  each  meeting specifically.

Agenda:  The Board of Directors  could discuss and adopt  resolutions in matters within its  competence  even when they are not  included on the Agenda sent with the notice.

Procedure for discussing and Adopting  Resolutions:  The Chairman shall refer to discussion  matters on the  Agenda,  either if they were  previously  set out or added at the start of the meeting.  Any of the members of the Board shall, prior to the meeting or in the course  thereof,  have the right to refer to discussion and  voting  any other  matter  in the order  directed  by the  Chairman  at his reasonable  discretion.  Once the  Chairman  considers  a  matters  sufficiently discussed,  he shall put it to the vote,  each  member of the Board,  present or represented,  being  entitled  to one vote.  Resolutions  shall be  adopted by a straight  majority of members of the Board who have  attended  personally  or by proxy.  Notwithstanding  the above, the adoption of resolutions  relating to the matters set out bellow shall  require the votes in favour of five out of the six members of the Board of Directors:

1.   Raising  new  loans,  except  the normal  ones for the  ordinary  course of business.

2.   Any modification, cancellation or renewal of Company contracts.

3.   Giving  guarantees of any type except those  contemplated  by the Financial
     Documentation.

4.   Getting mortgages, or other type of finance on all or part of the Company's assets or property.

5.   Granting  loans to third  parties  except those  necessary for the ordinary course of business.

6.   Entering  into  contracts  with  any   shareholder  or  any   shareholder's
     affiliated business.

7.   Make use of any tangible asset of the Company.

8.   Take part in transactions  outside the ordinary course of business or those that are not appropriate for the correct run of commercial transactions.

9.   In respect of Company Budgets:

     (i)  To approve a budget ("The Budget") and/or modify it.

     (ii) Incurring  any  expenditure  which goes beyond The  Budget,  except in cases of  demonstrable  urgency or when the Company has a  contractual obligation to pay up an amount not included in The Budget.

     (iii)Incurring  any  expenditure  within  The Budget of more than 5 Million
          Pesetas.

11.  To appoint personnel, consultants or advisors.

12.  Purchase or dispose of branches or shares in other companies.

13.  Enter into long term  contract  which require a  cancellation  notice of at least three months or those with  responsibilities  not clearly  defined at the time of signing or those that entail serious risk for the Company.

14.  The early repayment of loans.

15.  Signing contracts committing the Company through life to pay an amount over
     5.000.000 Pesetas except when specifically agreed by budget.

16.  Changing Company's financial criteria or policy.

Delegation of Powers:  The Board of Directors  may delegate in a permanent  way, part or all of its powers on an  Executive  Committee  and one or more  Managing
Directors  and  determine  the members of the Board itself who will form part of the  delegated  body.  The  permanent  delegation  of powers and the election of members of the Board to this end will require to be valid votes in favour of two thirds of the board members appointed by the General Meeting,  even when all the post are not covered or when vacancies have taken place. Managing directors will have the  express  duty to report to each one of the  members of the Board about the day to day management of the Company.

ARTICLE 17 - TERM OF OFFICE

Directors terms of office are unrestricted.

ARTICLE 18.-  POWERS OF THE BOARD OF DIRECTORS

The Board of Directors will represent the Company in legal  proceedings  and any other  matter  with  full  powers  to  act  on  behalf  of  the  Company  in all
administrative  and  legal  businesses,   without  limitation  whatsoever.   For
proceedings  or  businesses  not  included  in the  Company's  Object it will be understood  that the  Board  will be  previously  empowered  to  carry  them out occasionally.  As a  guide,  with no  limitations,  and  without  access  to the
Mercantile Register the powers of the Board of Directors will include:

a)   To buy, make use of,  dispose of or levy all type of assets or real estate, to  constitute,  accept,  modify and revoke all type  rights in personam or rights in rem, including mortgages.

b)   To grant all kind of acts,  contracts or legal  proceedings with the terms, conditions, and clauses that they may think appropriate; to settle and pact arbitration;  to take  part in  tenders  and  auctions,  to bid and  accept allotments.  To buy,  levy  dispose  and in  general  carry out any type of operation in respect of shares, bonds or any type of stock. They could also carry  transactions to participate in other  companies,  either as founding partners or by subscribing  shares in capital  increases or any other issue of stock.

c)   To administer assets and real estate; to declare buildings and plantations,
     surveying,   mark   boundaries,    make   material   divisions,    mortgage
     modifications,  modify and revoke leases and any other  transfer of use and occupancy.

d)   To draw, accept, guarantee,  endorse or protest bills of exchange and other draft documents.

e)   To  take  up  loans  and  credit,  to  acknowledge  debts  and  credit.  To consolidate third party debentures.

f)   To make use of, operate,  open and cancel accounts and deposits in any type of financial institution including the Bank of Spain, rest of the banks and
     official   institutes   complying  with  current  legislation  and  banking
     practice.

g)   To  grant  employment   contracts,   transport  and  transfer  of  business
     contracts, to send and collect goods, consignments and postal orders.

h)   To appear before a court, tribunal or public entity under any jurisdiction,
     any  circumstance   and  in  any  type  of  trial  and  proceedings,   even
     arbitration;  to  bring  actions  before  a  court,  including  appeals  or annulments, directly or represented by lawyers to whom they will confer the appropriate powers.

i)   To manage  the  Company's  commercial  organization  and its  business,  to appoint and dismiss employees and representatives.

j)   To grant and sign all type of public and private documents,  to collect any amount  of money  from any  public or  private  organization,  signing  the relevant documents.

k)   To grant, modify and revoke any kind of proxy.

ARTICLE 19.-  REMUNERATION

The office of director is not remunerated.

                            PART V.- COMPANY ACCOUNTS

ARTICLE 20.- DIRECTOR'S DUTIES

The directors duties are as follows:

To deal with the Company's books as established by law.

To draw up within a maximum period of three months  counting from the end of the
Company's  financial year, 31st December of each year, the balance sheet, profit and loss  accounts  and the  annual  report;  management  report,  proposals  to distribute  profits  and,  if  applicable,  the rest of the  relevant  legal and statuary documents required.

All the  documents  shall be drawn up according to law and under the  director's responsibility  who will sign them. Should the signature of any of the directors be  omitted,  it will be so stated  on each of the  documents  from  which it is omitted, with an specific statement as to the reasons for its omission.

ARTICLE 21.-  ACCOUNTS REVIEW

Following notice of the General Meeting, any shareholder shall be able to obtain from the  Company  on demand and free of charge,  the  documents  that are to be submitted for the General Meeting's approval,  and if the case be, the auditor's report. The notice of meeting must mention this fact.

During this period, the shareholder or shareholders  representing at least 5% of the share  capital  will have a right to inspect at the  registered  office,  on their  own  or  together  with  an  experienced  accountant,  the  relevant  and supporting documents of the annual accounts.

ARTICLE 22.-  ACCOUNTS AUDIT

Even when,  according to law,  the Company is not legally  obliged to submit its accounts  for  review to an  auditor,  it must be  carried  out if  shareholders representing  5% of the share capital request it. The auditor's fee must be paid by the Company.

ARTICLE 23.-  ACCOUNTS APPROVAL AND PROFIT DISTRIBUTION

The General Meeting will have a duty to:

a)   Approve  the  annual  accounts.  The  agreement  will be taken by a validly issued  majority  vote,  providing  they  represent at least a third of the votes  corresponding  to the  Company's  shares.  Blank  votes  will not be counted.

b)   Distribute the profits  between  shareholders in proportion to their shares in the Company's share capital.

ARTICLE 24.-  DEPOSIT AND PUBLICATION

Within the month following approval of the annual accounts,  they will be lodged in the Mercantile  Register  together with the appropriate  certificate from the directors,  signed  before a  notary,  of the  General  Meeting's  approval  and distribution of profits agreement, it will also include the annual accounts, the management report and the auditor's report if applicable.

The deposit of the accounts  will be  published  in the Official  Gazette of the
Mercantile Register.

                PART VI. SEPARATION AND EXCLUSION OF SHAREHOLDERS

ARTICLE 25.-  SEPARATION

The right to disassociate themselves, in cases allowed by law and this Articles, will correspond to shareholders who have not voted in favour of the agreement of disassociation or those whose vote was against,  blank or void, as well as those who did not attend the General Meeting in which the agreement was adopted.

ARTICLE 26.-  EXCLUSION

It will be ruled by law provisions.

                      PART VII.- WINDING UP AND LIQUIDATION

ARTICLE 27.-

The Company will be wound up on the grounds set out by Law.

If the General Meeting does not decide otherwise, the administrators will become
the   liquidators   and  they  shall  act  in  the  same  way  as  they  did  as administrators,  except  for the Board of  Directors,  in which  case it will be understood  that all the directors will act jointly as liquidators  and at least two of them together shall carry out the proceedings.